Exhibit 99.1

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

First Quarter Fiscal 2021 Financial Results

Net Sales Growth +51.9%

E-commerce Channel Net Sales +130% -- Traditional Channel Net Sales +15%

Gross Margin +590 basis points

Net Income +135.9%

COLUMBIA, Mo., September 3, 2020 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the first quarter fiscal 2021, ended July 31, 2020.

First Quarter Fiscal 2021 Financial Highlights

•

Quarterly net sales were $50.5 million, an increase of $17.3 million, or 51.9%, over net sales of $33.2 million for the comparable quarter last year, driven primarily by increases in both e-commerce and traditional sales channels.

•	Quarterly gross margin was 47.0%, an increase of 590 basis points, over gross margin of 41.1% for the comparable quarter last year.
•	Quarterly net income was $1.8 million, or $0.13 per diluted share, compared with a net loss of $(5.0) million, or $(0.36) per diluted share, for the comparable quarter last year.
•

Quarterly non-GAAP net income was $5.0 million, or $0.36 per diluted share, compared with a non-GAAP net loss of $(1.2 million), or $(0.09) per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude costs related to the acquired intangible amortization, stock compensation, and other costs.

•	Quarterly Adjusted EBITDAS was $8.7 million, or 17.3% of net sales, compared with $10,000, or 0.0% of net sales, for the comparable quarter last year.

Brian Murphy, President and CEO, said, “I want to thank all of our employees for their incredible accomplishments.  In the past several months, this dedicated team has successfully organized and executed our spin-off into an independent company, maintained safety protocols to ensure the health and safety of our workforce and our business, and delivered first quarter results that featured significant growth in both net sales and profitability.  We believe our net sales growth of nearly 52% reflected the strong alignment between our diverse brand portfolio and current consumer trends, including participation in outdoor activities, driven in part by pandemic related travel restrictions and social distancing, increased interest in self-protection, and our ability to replenish retailer inventories.  We also believe our results demonstrated the benefit of investments we have made, over time, in our logistics capabilities and our e-commerce platform. Our objective is to situate our brands wherever the consumer expects to find them.  Given that our e-commerce channel and our

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

traditional channel each contributed an equal share of our net sales in the quarter, we are clearly achieving that objective.  In addition, we believe our increased profitability in the quarter demonstrated that we have built a leverageable platform that positions us well for future growth.  On August 24, 2020, we began operating as a standalone company.  We believe that our passion for products that allow people to pursue their outdoor adventures is especially timely, as consumers increasingly look to outdoor activities such as fishing, hunting, shooting sports, camping, and hiking.  We are excited about our future, and we look forward to delivering innovative products that make it possible for people to re-think their connection with the outdoors.”

Andrew Fulmer, Chief Financial Officer, said, “Increased net sales in the quarter benefited, in part, from an initiative we began in fiscal 2020 to migrate certain retail customers from lumpy, ‘bulk buy’ ordering to a more balanced approach.  That initiative allowed us to achieve more direct alignment between those retailers’ sales and our replenishment of their inventory, ultimately driving net sales.  During the quarter, we prepared for our spin-off, which became effective last week.  Those preparations included the establishment of a $50.0 million senior secured credit facility, expandable by an additional $15.0 million under certain conditions.  This new credit facility, combined with $25.0 million of starting cash from our former parent company, means that we now have $75 million to $90 million in available capital, providing significant liquidity as we begin our new life as an independent company.”

Outlook

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES

NET SALES, EARNINGS PER SHARE, and ADJUSTED EBITDAS GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Year Ending April 30, 2021
Net sales (in thousands)	$195,000	$205,000

GAAP loss per share - diluted	$(0.22)	$(0.11)
Amortization of acquired intangible assets	1.14	1.14
Stock Compensation	0.21	0.21
COVID-19	0.02	0.02
Transition costs	0.03	0.03
Related party interest income	(0.03)	(0.03)
Tax effect of non-GAAP adjustments	(0.37)	(0.37)
Non-GAAP income per share - diluted	$0.78	$0.89
Non GAAP Adjusted EBITDAS (in thousands)	$19,000	$21,000

Conference Call and Webcast

The company will host a conference call and webcast tomorrow, September 4, 2020, to discuss its first quarter fiscal 2020 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 570-1129 and reference conference identification number 6055576.  No RSVP is necessary.  The conference call audio webcast can also be accessed live on the company's website at www.aob.com, under the Investor Relations section.

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income” and “Adjusted EBITDAS” are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends.  The company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) transition costs, (iv) COVID-19 expenses, (v) the tax effect of non-GAAP adjustments, (vi) income tax expense/(benefit), (viii) depreciation and amortization, and (ix) related party interest income; and (2) the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company's GAAP measures.  The principal limitations of these measures are that they do not reflect the company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.  The company produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; LaserLyte®; and MEAT!.   For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19 pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encumbered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; recently issued accounting standards on our consolidated financial statements; failure to realize the anticipated benefits from being a public company separate from Smith & Wesson, Inc.; our assessment of factors relating to the valuation of assets acquired and liabilities assumed in acquisitions, the timing for such evaluations, and the potential adjustment in such evaluations; assessments that we make about determining segments and reporting units; estimated amortization expense of intangible assets for future periods; the potential for impairment charges; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; the impact of the Tax Cuts and Jobs Act, or Tax Reform, on our operating results, including our belief that Tax Reform will be a benefit to us and reduce our effective tax rate; the integration of our acquisitions, including the quality and strength of their products and their effect on our overall financial performance; the effect of political pressures on firearm laws and regulations; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

needs and availability; actions of social activists that could have an adverse effect on our business; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, or the SEC, including our Information Statement on Form 10 for the fiscal year ended April 30, 2020, filed with the SEC on July 1, 2020, as amended by Amendment No. 1 filed on July 13, 2020.

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES

COMBINED STATEMENTS OF INCOME/(LOSS)

(Unaudited)

	For the Three Months Ended July 31,
	2020	2019
	(Unaudited)
	(In thousands, except per share data)
Net sales (including $1.5 million and $4.1 million of related party sales for July 31, 2020 and 2019, respectively)	$50,468	$33,216
Cost of sales	26,737	19,550
Gross profit	23,731	13,666
Operating expenses:
Research and development	1,230	1,332
Selling, marketing, and distribution	10,543	7,717
General and administrative	9,494	11,836
Total operating expenses	21,267	20,885
Operating income/(loss)	2,464	(7,219)
Other (expense)/income, net:
Other income/(expense), net	84	(2)
Related party interest income, net	336	939
Total other (expense)/income, net	420	937
Income/(loss) from operations before income taxes	2,884	(6,282)
Income tax expense/(benefit)	1,095	(1,299)
Net income/(loss)/comprehensive income/(loss)	$1,789	$(4,983)
Net income/(loss) per share:
Basic	$0.13	$(0.36)
Diluted	$0.13	$(0.36)
Weighted average number of common shares outstanding:
Basic	13,975	13,975
Diluted	13,975	13,975

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES

COMBINED BALANCE SHEETS

(Unaudited)

	As of:
	July 31, 2020	April 30, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$234
Accounts receivable, net of allowance for credit losses of $334 on July 31, 2020 and $448 on April 30, 2020	41,993	35,096
Inventories	69,593	59,999
Prepaid expenses and other current assets	3,471	3,244
Income tax receivable	136	104
Total current assets	115,193	98,677
Property, plant, and equipment, net	9,994	9,677
Intangibles, net	65,413	69,152
Goodwill	64,315	64,315
Right of use assets	2,264	2,772
Deferred income taxes	3,580	3,580
Other assets	19	242
	$260,778	$248,415
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,112	$8,936
Accrued expenses	10,995	7,655
Accrued payroll and incentives	3,315	3,249
Lease liabilities, current	1,258	1,324
Accrued profit sharing	275	217
Total current liabilities	30,955	21,381
Lease liabilities, net of current portion	2,298	2,830
Other non-current liabilities	183	106
Total liabilities	33,436	24,317
Commitments and contingencies
Equity:
Parent company investment	227,342	224,098
Total equity	227,342	224,098
	$260,778	$248,415

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended July 31,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$1,789	$(4,983)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	5,388	5,977
Provision for losses on notes and accounts receivable	97	922
Stock-based compensation expense	298	314
Changes in operating assets and liabilities:
Accounts receivable	(6,994)	3,542
Inventories	(9,594)	(5,630)
Accounts payable	6,165	150
Accrued liabilities	3,464	(683)
Other	(49)	(867)
Net cash (used in)/provided by operating activities	564	(1,258)
Cash flows from investing activities:
Payments to acquire patents and software	(105)	(38)
Payments to acquire property and equipment	(879)	(433)
Net cash used in investing activities	(984)	(471)
Cash flows from financing activities:
Net transfers from Parent	186	1,754
Net cash provided by financing activities	$186	$1,754
Net decrease in cash and cash equivalents	(234)	25
Cash and cash equivalents, beginning of period	234	162
Cash and cash equivalents, end of period	$—	$187

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended July 31,
	2020		2019
	$	% of Sales	$	% of Sales
GAAP gross profit	$23,731	47.0%	$13,666	41.1%
Transition costs	127	0.3%	620	1.9%
Non-GAAP gross profit	$23,858	47.3%	$14,286	43.0%

GAAP operating expenses	$21,267	42.1%	$20,885	62.9%
Amortization of acquired intangible assets	(4,012)	-7.9%	(4,661)	-14.0%
Stock compensation	(298)	-0.6%	(314)	-0.9%
Transition costs	(124)	-0.2%	(466)	-1.4%
COVID-19	(223)	-0.4%	—	—
Non-GAAP operating expenses	$16,610	32.9%	$15,444	46.5%

GAAP operating income/(loss)	$2,464	4.9%	$(7,219)	-21.7%
Amortization of acquired intangible assets	4,012	7.9%	4,661	14.0%
Stock compensation	298	0.6%	314	0.9%
Transition costs	251	0.5%	1,086	3.3%
COVID-19	223	0.4%	—	—
Non-GAAP operating income/(loss)	$7,248	14.4%	$(1,158)	-3.5%

GAAP net income/(loss)	$1,789	3.5%	$(4,983)	-15.0%
Amortization of acquired intangible assets	4,012	7.9%	4,661	14.0%
Stock compensation	298	0.6%	314	0.9%
Transition costs	251	0.5%	1,086	3.3%
COVID-19	223	0.4%	—	—
Related party interest income	(336)	-0.7%	(939)	-2.8%
Tax effect of non-GAAP adjustments	(1,201)	-2.4%	(1,383)	-4.2%
Non-GAAP net income/(loss)	$5,036	10.0%	$(1,244)	-3.7%

GAAP net income/(loss) per share - diluted	$0.13		$(0.36)
Amortization of acquired intangible assets	0.29		0.33
Stock compensation	0.02		0.02
Transition costs	0.02		0.08
COVID-19	0.02		—
Related party interest income	(0.02)		(0.07)
Tax effect of non-GAAP adjustments	(0.09)		(0.10)
Non-GAAP net income/(loss) per share - diluted (a)	$0.36		$(0.09)

(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended July 31,
	2020	2019

GAAP net income/(loss)	$1,789	$(4,983)

Income tax expense/(benefit)	1,095	(1,299)
Depreciation and amortization	5,388	5,831
Related party interest income	(336)	(939)
Stock compensation	298	314
Transition costs	251	1,086
COVID-19 costs	223	–
Non-GAAP Adjusted EBITDAS	$8,708	$10